Exhibit 5.1

SEWARD & KISSEL LLP
ONE BATTERY PARK PLAZA
NEW YORK, NEW YORK 10004
TELEPHONE: (212) 574-1200	901 K Street, NW
FACSIMILE: (212) 480-8421	WASHINGTON, D.C. 20001
WWW.SEWKIS.COM	TELEPHONE: (202) 737-8833
FACSIMILE: (202) 737-5184
June 12, 2025

Heidmar Maritime Holdings Corp.

89 Akti Miaouli

Piraeus 18538 Greece

Re: Heidmar Maritime Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Heidmar Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Securities Act”), of 5,710,258 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), under the Company’s Registration Statement on Form S-8, as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on June 12, 2025 (the “Registration Statement”), which Common Shares may from time to time be issued in accordance with the terms of the Company’s 2025 Equity Incentive Plan (the “Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the current, as of the date hereof, Articles of Incorporation and the Bylaws of the Company, (iii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iv) the Plan; and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, the legal competence or capacity of persons or entities to complete the execution of documents, that the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that all documents referred to above or contemplated by the Registration Statement or the Prospectus to be executed in connection with the issuance of the Common Shares have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and the terms of the issuance comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement or the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands and the State of New York, the Common Shares have been duly authorized and when the Common Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable, which govern the awards to which the Common Shares relate, the Common Shares will be validly issued, fully paid for and non-assessable.

This opinion is limited to the laws of the State of New York and the Republic of the Marshall Islands as in effect on the date hereof. This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the incorporation by reference of each reference to us and the discussions of advice provided by us in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on May 15, 2025 and incorporated by reference into the Registration Statement, in each case, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement or Prospectus.

Very truly yours,

/s/ Seward & Kissel LLP